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                                      SUBLEASE

     This Sublease is entered into effective as of April 1, 1999, at Travis County, Texas by and between POWERSHIFT VENTURES, LLC, ("SUBLESSOR"), and PERFICIENT, INC. ("SUBLESSEE").

                                     RECITALS:

     A. Pursuant to the Office Building Lease Agreement dated October 15, 1998, between Sublessor, as tenant, and Austin Lakewood on the Park, Ltd., as landlord (the "MAIN LEASE") Sublessor has leased certain premises described therein consisting of 102,086 square feet of space (the "LEASED PREMISES"), in the office building known as Building B of Lakewood on the Park in Austin, Texas (the "BUILDING");

     B. Hub Properties Trust ("LANDLORD") is the successor in interest to Austin Lakewood on the Park, Ltd. and is the current owner of the Building and the rights and interests of the landlord under the Lease; and

     C. Sublessor desires to sublease the portion of the Leased Premises as described on EXHIBIT A attached hereto (the "PREMISES"), together with the office furniture and fixtures located therein, to Sublessee and Sublessee desires to sublease the Premises from Sublessor, subject to and conditioned upon agreements hereinafter set forth.

     In consideration of the mutual promises contained herein, Sublessor hereby subleases the Premises to Sublessee, subject to the terms of the Main Lease, and subject further to the provisions of this Sublease, as follows:

1.   PREMISES, COMMON AREAS.   During the term of this Sublease, Sublessee shall
     have the right to use and occupy the Premises and shall also have the right to use and occupy equally with Sublessor the front lobby, kitchens, and reasonable common areas in the Leased Premises.

2. TERM AND TERMINATION. The term of this Sublease shall commence as of April 1, 1999 and shall continue from month to month thereafter unless terminated by either party on thirty (30) days written notice.

3. INCORPORATION OF MAIN LEASE. Insofar as the provisions of the Main Lease do not conflict with the specific provisions of this Sublease, they and each of them are incorporated into this Sublease as if fully completely rewritten herein, and Sublessee agrees to be bound to the Sublessor with respect to the Premises by all the terms of the Main Lease and to assume towards Sublessor and perform all the obligations and responsibilities accruing from and after the commencement date of the term of this Sublease that Sublessor, by the Main Lease, assumes towards the Landlord, except for the payment of rent by Sublessee to Sublessor, which is governed by Paragraph 4 herein. Terms not defined in this Sublease shall have the meanings given such terms in the Main Lease. Sublessee agrees to look solely to Landlord for any and all remedies it may seek for any damages of any kind related to the Main Lease, except as expressly provided in this Sublease; provided, however, the foregoing shall not impair Sublessee's right to seek any remedies it may have against Sublessor due to Sublessor's breach of this Sublease. Sublessor shall have no liability to Sublessee for any wrongful action or default on the part of Landlord pursuant to the terms of the Main Lease, and Sublessee hereby agrees to look solely to Landlord in event of any such wrongful action or default; provided, however, that Sublessor shall not do anything nor permit anything to be done that would cause the Main Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in Landlord, Sublessor, or any other party under the Main Lease.

4. RENT. Sublessee agrees to pay to Sublessor in advance, on or before the first day of each month, rent in the amount of $2,200 per month.

5.   EQUIPMENT, FIXTURES, FURNITURE, AND FURNISHINGS

     5.1 TITLE, USE, ENJOYMENT. The parties recognize and acknowledge that Sublessor and/or its affiliates have placed certain equipment, fixtures, furniture and furnishings in service in the Leased Premises necessary for the operation of business offices in the Premises (the "PERSONAL PROPERTY"). Sublesseee agrees to use reasonable


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     care in the proper use and enjoyment of all Personal Property located within the Premises and in the common areas.

     5.2 ADDITIONAL PERSONAL PROPERTY. Sublessor or Sublessee may from time to time purchase additional personal property. All such additional personal property shall be acquired by each party individually and not as tenants in common.

6. ALTERATIONS AND IMPROVEMENTS; SUBLEASE. Sublessee shall make no alterations or improvements to the Premises without Sublessor's and Landlord's prior written consent pursuant to the terms and provisions of the Main Lease (which consent by Sublessor shall not be unreasonably withheld or delayed); any permitted alterations or improvements shall be at Sublessee's sole cost and expense. Sublessee may, without Landlord's consent, erect such shelves, bins, office equipment and trade fixtures as it desires, as may be permitted under the Main Lease. Sublessee shall have no right to assign or sublet any interest in this Sublease without first obtaining the written consent of the Landlord and Sublessor, which consent may or may not be granted by the Landlord or Sublessor in their sole opinion, judgment or discretion.

7. INSURANCE. Sublessee agrees to cause Sublessor to be named as an additional insured and to provide Sublessor with proof of insurance on request.

8. SEPARATE INDEPENDENT BUSINESSES. The parties expressly agree that this Sublease shall not create nor be construed to create an employer/employee, principal/agent, shareholder, or partnership relationship. It is further understood that no party has control over, or any influence upon any of the other parties or the employees and agents of the other parties with respect to the manner in which such parties carry on their respective businesses. Each party agrees to conduct its separate business and agrees further not to give, or authorize any third party to give, any person or entity the express or implied understanding that it is associated or connected with the other parties in any fashion except as provided in this Sublease.

9. DEFAULT. The following events shall be deemed to be events of default by Sublessee under this Sublease: any events of default by Sublessee, listed as events of default by Tenant set forth in the Main Lease, or any default in the provisions of this Sublease. Upon the occurrence of any such events of default, and in addition to any other available remedies provided by law or in equity, Sublessor shall have all remedies granted to Landlord in the Main Lease.

10. BROKERS. Sublessor and Sublessee warrant and represent to each other that no brokers are entitled to receive a commission in connection with this Sublease. Each party hereto hereby indemnifies and holds the other party harmless from and against any and all claims for realtors' or brokers' commissions in connection with this Sublease made by parties claiming by, through or under the other party.

11.  MISCELLANEOUS.

     11.1 NOTICES. Any notice or other communication required or permitted to be given under this Sublease shall be in writing and shall be deemed to be delivered on the date it is hand delivered to the party to whom such notice is given, at the address set forth below, or if such notice is mailed, on the date on which it is deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party to whom such notice is directed, at the address set forth below:

     If to Sublessor:                        If to Sublessee:
     POWERSHIFT VENTURES, LLC                PERFICIENT, INC.
     7600 B N. Capital of Texas Highway,     7600 B N. Capital of Texas Highway,
     Suite 220                               Suite 220
     Austin, TX  78731                       Austin, TX  78731

     11.2 SEVERABILITY. In the event any one or more of the provisions contained in this Sublease shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Sublease shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.


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     11.3 WAIVER OF BREACH.  The waiver by Sublessor of any breach or violation of any provision of this Sublease shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof.

     11.4 ENTIRE AGREEMENT. This Sublease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings and written or oral agreements between the parties respecting the subject matter of this Sublease.

     11.5 FURTHER ASSURANCES. Each party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Sublease and the transactions contemplated hereby.

     11.6 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Sublease.

     11.7 MULTIPLE COUNTERPARTS. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. A facsimile signature may be used for any purpose in lieu of an original signature.

     11.8 ATTORNEY FEES. In the event either party hereto commences an action or proceeding against the other with respect to this Sublease, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and costs.

     EXECUTED as of the day and year first above written.


Sublessor:                              Sublessee:

POWERSHIFT VENTURES, LLC               PERFICIENT, INC.



By: Melanie Rustenbeck                 By: /s/ John A. Hinners
   ------------------------------         ----------------------------------
Title: Director of Administration      Title: Chief Financial Officer
      ---------------------------            -------------------------------



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                                   EXHIBIT A

                                   PREMISES


                               [Map of Premises]









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